Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of FirstSun Capital Bancorp of our report dated March 16, 2023, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of FirstSun Capital Bancorp for the year ended December 31, 2022, and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe LLP

Crowe LLP

Plano, Texas
October 17, 2023